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                                EXHIBIT (d)(5)(i)

Lawrence R. Halverson
Senior Vice President
MEMBERS Capital Advisors, Inc.
Phone: 608.231.8145
Fax: 608.238.2316
E-mail: larry.halverson@cunamutual.com

February 20, 2003

Massachusetts Financial Services
Attn: Arnold D. Scott
Senior Executive Vice President
500 Boylston Street
Boston, MA 02116-3741

Re:      MEMBERS Mutual Funds and Ultra Series Fund Subadvisor Status

Dear Mr. Scott:

This letter is to provide you written notice that pursuant to Section 18 of the Investment Subadvisory Agreements between CIMCO Inc. (n/k/a MEMBERS Capital Advisors, Inc.) and Massachusetts Financial Services Company effective October 15, 2000 and February 1, 2000, that MEMBERS Capital Advisors, Inc. will terminate the Agreements, as they relate to the Emerging Growth Fund, effective May 1, 2002. Until April 30, 2002, we hope and expect to maintain a professional working relationship and for the parties to work together to minimize transition costs.

Very truly yours,

Lawrence R. Halverson
Senior Vice President
MEMBERS Capital Advisors, Inc.

cc:   Kevin Thompson
      Michael Daubs